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                                                                 Exhibit (a)(4)
                          Offer to Purchase for Cash

                    All Outstanding Shares of Common Stock

                                      of

                                CombiChem, Inc.

                                      at

                              $6.75 Net Per Share

                                      by

                               DPC Newco, Inc.,

                      a direct wholly owned subsidiary of

                             DuPont Pharma, Inc.,

                         a wholly owned subsidiary of

                      E.I. du Pont de Nemours and Company



             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
          MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, NOVEMBER 8, 1999,
                        UNLESS THE OFFER IS EXTENDED.

To Our Clients:                                                October 12, 1999

  Enclosed for your consideration are the Offer to Purchase, dated October 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by DPC Newco, Inc., a Delaware corporation ("Offeror") and a direct wholly owned subsidiary of DuPont Pharma, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of E.I. du Pont de Nemours and Company, a Delaware corporation ("Parent"), to purchase for cash all outstanding shares of common stock, $.001 par value (the "Shares"), of CombiChem, Inc., a Delaware corporation (the "Company"), at a purchase price of $6.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Offeror is a corporation, newly formed by Purchaser in connection with the Offer and the transactions contemplated thereby. The Offer is being made in connection with the Agreement and Plan of Merger dated as of October 5, 1999 (the "Merger Agreement"), among Parent, Offeror and the Company.

  We are the holder of record of Shares held for your account. As the holder of record of your Shares, only we, pursuant to your instructions, can tender your Shares. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
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  We request your instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

  Please note carefully the following:

  1. The tender price is $6.75 per Share, net to the seller in cash, without interest.

  2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which would represent at least a majority of the outstanding Shares on a fully diluted basis.

  3. The Offer and withdrawal rights expire at 12:00 midnight New York City time, on November 8, 1999, unless Offeror extends the Offer.

  4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See Instruction 6 of the Letter of Transmittal.

  5. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined in the Offer to Purchase) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company, and recommends that the stockholders of the Company accept the Offer and tender all of their Shares pursuant thereto.

  6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Certificates for Shares or Book-Entry Confirmations are actually received by the Depositary.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, NOVEMBER 8, 1999, UNLESS THE OFFER IS EXTENDED.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. However, Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Offeror by Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
                   SHARES OF COMMON STOCK OF COMBICHEM, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by DPC Newco, Inc., a Delaware corporation ("Offeror") and a direct wholly owned subsidiary of DuPont Pharma, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of E.I. du Pont de Nemours and Company, a Delaware corporation ("Parent"), to purchase for cash all outstanding shares of common stock, $.001 par value (the "Shares"), of CombiChem, Inc., a Delaware corporation (the "Company"), at a purchase price of $6.75 per Share, net to the undersigned in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Offeror is a corporation, newly formed by Purchaser in connection with the Offer and the transactions contemplated thereby. The Offer is being made in connection with the Agreement and Plan of Merger dated as of October 5, 1999 (the "Merger Agreement"), among Parent, Offeror and the Company.

  The undersigned hereby instruct(s) you to tender to Offeror the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

[_] By checking this box, all Shares held by us for your account, excluding fractional Shares, will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of
  Shares to be tendered by us:        Shares*

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                   SIGN HERE
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                                 (Signatures)

Dated: ________________________________________________________________________

Name of Shareholders:
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                                   (Address)
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                                                          (Zip Code)
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                         (Area Code and Telephone No.)
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                   (Taxpayer ID No. or Social Security No.)

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